                                                                     EXHIBIT 4.4




                             MEDICAL ALLIANCE, INC.
                        8200 SPRINGWOOD DRIVE, SUITE 200
                              IRVING, TEXAS  75063





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            SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT



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                               NOVEMBER 17, 1995

                             MEDICAL ALLIANCE, INC.

                         SERIES B CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT

         MEDICAL ALLIANCE, INC., a Texas corporation (the "Company"), and the persons named on the Schedule of Purchasers attached hereto as Exhibit A (collectively, the "Investors" and each individually, an "Investor"), enter into this Series B Convertible Preferred Stock Purchase Agreement, dated as of November 17, 1995 (the "Agreement"), relating to the issuance by the Company of certain of its securities.

                                   SECTION 1

                           DESCRIPTION OF TRANSACTION

         1.1 Description of Securities. The Company agrees to issue to the Investors and the Investors agree to purchase from the Company (a) 362,500 shares of its authorized but unissued Series B Convertible Preferred Stock, par value $.002 per share (the "Series B Stock"), for a total purchase price of $1,450,000. The shares of Series B Stock issued to the Investors pursuant to this Agreement are referred to herein as the "Preferred Shares". The number of Preferred Shares issued to an Investor is that number of shares listed with such Investor's name on Exhibit A. The Series B Stock will be convertible into shares of its common stock, $.002 par value, of the Company (the "Common Stock"), as provided in the Company's Articles of Incorporation, as amended by the Articles of Amendment, attached hereto as Exhibit B. Any securities of the Company issued or issuable upon conversion of the Preferred Shares are referred to as "Conversion Shares."

         1.2 Closing. The closing of the purchase and sale of the Preferred Shares will take place at the offices of Jackson & Walker, L.L.P., 901 Main Street, Suite 6100, Dallas, Texas, at 10:00 A.M., on the date of this Agreement (the "Closing"), or such other time and place as agreed to by the parties (the "Closing Date"). At the Closing, the Company will deliver to each Investor a certificate or certificates, each registered in such Investor's name representing the Preferred Shares being acquired by such Investor upon payment of the purchase price by such Investor to the Company by check(s) (in the aggregate amount of $1,450,000).

                                   SECTION 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investors that the following are true and correct as of the date hereof:

         2.1 Organization and Standing; Certificate of Incorporation and Bylaws. The Company is a corporation duly organized and existing under the laws of the State of Texas and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Except as set forth in Schedule 2.1, the Company is qualified to do business as a foreign corporation in each jurisdiction where the ownership of its properties or the conduct of its business requires such qualification and where the failure so to be qualified would have a material adverse effect on the Company's business as now conducted. Schedule 2.1 sets forth a complete and accurate listing of the states where the Company currently owns properties and/or conducts business and the Company is in the process of qualifying to do business as a foreign corporation. The Company has furnished the Investors with copies of its Articles of Incorporation and Bylaws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.

         2.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, and has all requisite legal and corporate power and authority to sell and issue the Preferred Shares hereunder, to issue the Common Stock issuable upon conversion of the Preferred Shares, and to carry out and perform its obligations under the terms of this Agreement.

         2.3 Subsidiaries. Except as set forth on Schedule 2.3, the Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

         2.4 Capitalization. As of the Closing (after giving effect to the issuance of the Preferred Shares) the authorized and issued and outstanding capital stock of the Company will be as set forth on Schedule 2.4 attached hereto. The outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved up to 362,500 shares of Common Stock for issuance upon conversion of the Preferred Shares. Except as set forth above or on Schedule 2.4, there are no options, warrants or other rights outstanding to purchase any of the Company's authorized and unissued capital stock. Schedule 2.4 contains a complete and accurate listing of the Company's stock plans or other arrangements.

         2.5 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for (a) the authorization, execution, delivery and performance of this Agreement by the Company, (b) the authorization, sale, issuance and delivery of the Preferred Shares and (c) the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the indemnification provisions of Section 8.6 hereof may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Preferred Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable, and will have the rights, preferences, and privileges described in Exhibit B (unless amended after the date hereof). Common Stock issuable upon conversion of the





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Preferred Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and Exhibit B, will be validly issued, and will be fully paid and nonassessable; and the Preferred Shares and such shares of Common Stock will be free of any liens or encumbrances, other than as set forth in this Agreement, and any liens or encumbrances created by or imposed upon the holders through no action of the Company; provided, however, that the Preferred Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein and that certain Amended and Restated Stock Buy and Sell Agreement, dated July 10, 1992, as may be amended from time to time (the "Shareholders' Agreement"), in substantially the form of Exhibit C. The Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares are not subject to any (a) preemptive rights which have not been waived as of the Closing Date, or (b) rights of first refusal, except, in each case, as set forth in this Agreement, that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of July 10, 1992, by and between the Company and Mapleleaf Capital, Ltd., and the Shareholders' Agreement.

         2.6 Financial Statements. The Company has delivered to each Investor its audited balance sheet and audited statement of operations for the fiscal year ended December 31, 1994, and unaudited balance sheet and statement of operations for the seven-month period ended July 31, 1995 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated ("GAAP"). The Financial Statements fairly present the financial condition and results of operations of the Company at such dates or for such periods, subject, in the case of the unaudited interim financial statements, to changes resulting from normal year-end adjustments (none of which would either, alone or in the aggregate, be materially adverse to the financial condition or operating results of the Company). Except as shown on Schedule 2.6, since July 31, 1995, there has been no change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse to the assets, properties, financial condition, operating results or business of the Company.

         2.7 Material Liabilities. Except as set forth in Schedule 2.7, the Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), other than (a) liabilities and obligations disclosed in the Financial Statements, (b) liabilities and obligations incurred in the ordinary course of business subsequent to July 31, 1995, and (c) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements. Schedule 2.7 sets forth a complete and accurate listing of the Company's indebtedness for borrowed money as of the Closing Date, which either the Company has directly or indirectly created, incurred, assumed or guaranteed, and a description of any security for such indebtedness.





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         2.8     Title to Properties and Assets; Liens, Etc.  The Company has
good and marketable title to its properties and assets which it owns, and has a valid leasehold interest in each property and asset it leases, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than
(a) as listed in Schedule 2.8, (b) as disclosed in the Financial Statements (including the notes thereof), (c) the lien of current taxes not yet due and payable, and (d) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company.

         2.9 Compliance with Other Instruments, None Burdensome, etc. The Company is not in violation of any term of its Articles of Incorporation or Bylaws, as each may have been amended from time to time, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Preferred Shares and the Common Stock issuable upon conversion of the Preferred Shares, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, the Company's Articles of Incorporation or Bylaws, as each may have been amended from time to time, or any of its material agreements, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

         2.10 Litigation, etc. There are no material actions, suits, proceedings or investigations pending against the Company (or, to the best of the Company's knowledge, any threat thereof) or its properties before any court or governmental agency.

         2.11 Employees. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure or confidentiality agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party. Except as disclosed on Schedule 2.11, the Company has no employment agreements with any employees, officers or directors of the Company, other than the agreements relating to noncompetition, inventions, copyrights, patents and confidential information, substantially in the form provided to the Investors.

         2.12 Registration Rights. Except as set forth in this Agreement and Schedule 2.12, the Company is not under any contractual obligation to register (in compliance with the filing requirements and being deemed effective under the Securities Act of 1933, as amended (the "Securities Act")) any of its presently outstanding securities or any of its securities which may hereafter be issued.

         2.13 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with (a) the valid execution and delivery of this Agreement, (b) the





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offer, sale or issuance of the Preferred Shares (and the Common Stock issuable upon conversion of the Preferred Shares), or (c) the consummation of any other transaction contemplated hereby, except (i) for those which have been obtained on or before the Closing Date or (ii) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Preferred Shares under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         2.14 Real Property. The Company enjoys peaceful and undisturbed possession under all real property leases under which the Company is operating, and all such leases are valid and subsisting and none of them is in default. A listing of said leases, their terms and total lease payments is attached hereto as Schedule 2.14. The Company does not own any real property.

         2.15 Material Contracts and Commitments. Each material contract, agreement and instrument which is material to the financial condition, operating results or business of the Company and to which the Company is a party is listed in Schedule 2.15 attached hereto. To the Company's knowledge, all such contracts, agreements and instruments are valid and enforceable obligations of the parties thereto in accordance with their respective terms, and the Company has not waived any rights thereunder.

         2.16 Tax Returns and Payments. The Company has fully filed or timely extended all federal, state and local tax returns required to be filed and is not currently delinquent or subject to penalties, as to any federal, state and other taxes, assessments and governmental charges upon the Company and its properties, the failure of which to file or pay would have a material adverse effect on the financial condition or operations of the Company. The charges, accruals and reserves on the books of the Company with respect to federal taxes for the fiscal periods of the Financial Statements are adequate. There are currently no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or the payment of any tax, governmental charge or deficiency by, or the assessment of any tax, governmental charge or deficiency against, the Company. There are not any actions, suits, proceedings, investigations or claims now pending, or to the Company's knowledge, threatened, against the Company in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments, or any claims for additional taxes, governmental charges or assessments asserted by any such authority.

         2.17 Collective Bargaining Agreements. The Company has no collective bargaining agreement with its employees.

         2.18 Insurance. Set forth on Schedule 2.18 is a listing of all insurance policies carried by the Company.

         2.19 Rights. The Company has ownership of, or valid licenses to use, all patents, trademarks, copyrights and other proprietary rights used in its business. To the best knowledge





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of the Company, its present products do not infringe any patent, copyright, trademark or other proprietary rights of others, the Company does not believe it is utilizing the inventions, copyrights, or other proprietary rights of any employee (or person currently intended to be hired) created prior to his employment with the Company which the Company does not have rights to use, and the Company has not received any notice from any third party of any such alleged infringement by the Company. To the Company's knowledge, the Company has taken reasonable steps to establish and preserve its ownership of all patent, trademark, copyright, trade secret and other proprietary rights with respect to its products and technology which are material to the operation of the Company's business and which they own and use, including the filing, where the Company has deemed appropriate, patents, trademarks and copyrights. The Company is not aware of any infringement by others of its patents trademarks, copyrights or other proprietary rights in any of its products or technology.

         2.20 Use of Funds. The Company will use the funds obtained from the Investors pursuant to the sale and issuance of the Preferred Shares being issued on the date hereof as shown on Schedule 2.20.

         2.21 Compliance with ERISA. The Company does not maintain a pension or profit sharing plan, and is not subject to any of the funding or vesting requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any requirement which could create an accumulated funding deficiency within the meaning of ERISA. The Company has not incurred any liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA). The consummation of the transactions set forth in this Agreement will not constitute a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, or Section 406 of ERISA.

         2.22 Offering. Subject to the accuracy of each Investor's representations in Section 3 hereof, the offer, sale and issuance of the Preferred Shares to be issued in conformity with the terms of this Agreement, and the issuance of the Common Stock to be issued upon conversion of the Preferred Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

         2.23 Brokers or Finders, Other Offers. The Company has not incurred, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         2.24 Disclosure. To the best of the Company's knowledge, none of the representations and warranties made by the Company in this Agreement, including Schedule 2.24 and the other Schedules and Exhibits hereto, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and in the Schedules and Exhibits hereto not misleading in light of the circumstances under which they were made. Schedule 2.24 sets forth a complete and accurate listing of additional disclosures of material facts that the Company believes necessary in order to make the statements contained in this Agreement not misleading.

                                   SECTION 3

                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor hereby severally represents and warrants to the Company that the following are true and correct as of the date hereof:

         3.1 Organization and Good Standing. Each Investor which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, or which is a limited partnership is duly organized and validly existing under the laws of the jurisdiction in which it was organized. Each Investor has all requisite power and authority to execute and deliver this Agreement and the Shareholders' Agreement and to carry out and perform its obligations hereunder and under the Shareholders' Agreement.

         3.2 Experience. (a) It is an accredited investor as defined under Regulation D under the Securities Act and (b) by reason of its own business and financial experience and that of those persons, if any, retained by it to advise it with respect to its investment, it together with such advisors has such knowledge, sophistication and experience in business and financial matters so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

         3.3 Investment. It is acquiring the Preferred Shares and the underlying Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any "distribution." It understands that the Preferred Shares and the underlying Common Stock to be purchased have not been, within the meaning of the Securities Act, registered under the Securities Act or any state securities laws by reason of specific exemptions from the registration provisions of the Securities Act and any applicable state securities laws, the availability of which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor's representations as expressed herein.

         3.4 Rule 144, etc. It acknowledges that the Preferred Shares and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities act or unless exemptions from such registration are available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit the resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.





                                     - 7 -
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         3.5     No Public Market.  It understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         3.6 Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with its management and the opportunity to review the Company's facilities and business plan.

         3.7 Authorization. The execution, delivery and performance of this Agreement and the Shareholders' Agreement have been duly authorized by all necessary action on the part of such Investor. This Agreement and the Shareholders' Agreement when executed and delivered by such Investor will constitute a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except as the indemnification provisions of
Section 8.6 hereof may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.8 Brokers or Finders. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         3.9 Residency/Principal Place of Business. It was formed under the laws of, and its principal place of business is, the jurisdiction listed on Exhibit A.

         3.10 Purpose. It was not formed for the purpose of making an investment in the Company.

         3.11 No Breach. The execution, delivery and performance by such Investor of this Agreement and the Shareholders' Agreement, the consummation of the transactions contemplated hereby and thereby and the ownership of the Preferred Shares does not (a) conflict with or result in a breach of the terms, conditions or provisions of the articles of incorporation, bylaws or limited partnership agreement of such Investor (as may be applicable), or (b) result in a violation of any investment restriction to which such Investor is subject.

         3.12 Litigation. With respect to such Investor, there is no action, suit, proceeding, order, investigation or claim pending or, to the knowledge of such Investor, threatened against such Investor at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality concerning the validity of this Agreement or the right of such Investor to enter into this Agreement or seeking to enjoin the consummation of the transactions contemplated hereby.





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                                   SECTION 4

                       CONDITIONS TO CLOSING OF INVESTORS

         Each Investor's obligations to purchase the Preferred Shares at the Closing is, at the option of each Investor, subject to the fulfillment as of the Closing Date of the following conditions:

         4.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 of this Agreement shall be true and correct in all material respects at and as of the Closing.

         4.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         4.3 Opinion of Company's Counsel. The Investors shall have received from Jackson & Walker, L.L.P., counsel to the Company, an opinion addressed to them, dated the Closing Date, with respect to the matters set forth in Exhibit D attached hereto.

         4.4 Secretary's Certificate. The Company shall have delivered to the Investors a certificate of the Secretary of the Company dated as of the Closing Date, in the form of Exhibit E attached hereto.

         4.5 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the issuance of the Preferred Shares to the Investors, and the offer and sale of the Preferred Shares to the Investors, and the Common Stock issuable upon conversion of the Preferred Shares.

         4.6 Articles of Amendment. The Company shall have filed Articles of Amendment with the Secretary of State of Texas in substantially the form of Exhibit B.

         4.7 Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Investors.

         4.8 SBA Declarations. The Company shall have provided to the Investors (as appropriate) completed and executed Small Business Administration Forms 652 (Assurance of Compliance for Nondiscrimination) and 480 (Size Status Declaration).

                                   SECTION 5

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell and issue the Preferred Shares to be issued at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

         5.1 Representations and Warranties Correct. The representations and warranties made by each Investor in Section 3 of this Agreement shall be true and correct in all material respects at and as of the Closing.

         5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Investors on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Company.

         5.4 Shareholder's Agreement. Each Investor shall have become a party to the Shareholder's Agreement.

                                   SECTION 6

                            COVENANTS OF THE COMPANY

         Until the first to occur of (i) the Investors hold less than 100,000 Preferred Shares or (ii) a Qualified Public Offering (as defined in Article Four, Section C.4(b)(i) of the Articles of Incorporation, as amended), the Company hereby covenants and agrees as follows:

         6.1 Financial Information. The Company will mail the following reports to each Investor:

                 (a) As soon as practicable after the end of each month, and in any event within sixty (60) days thereafter, a balance sheet of the Company as at the end of such month, and a statement of operations, and statement of cash flow of the Company, for each month and for the current fiscal year of the Company, to date, prepared in accordance with GAAP (or accompanied by an explanatory note, which describes any changes in accounting principles from those used in prior periods), together with a comparison of such statements to the corresponding budget of the current fiscal year, changes resulting from year-end audit adjustments and certified by the principal financial or accounting officer of the Company.

                 (b) As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, a balance sheet of the Company as of the end of such fiscal year, and a statement of operations and statement of cash flow of the Company for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year (except for the first year), all in reasonable detail and certified by the principal financial or accounting officer of the Company and audited by and accompanied by the report of independent public accountants of national standing (i.e., one of the Big Six accounting firms) selected by the Board of Directors.

                 (c) As soon as practicable, and in any event within (i) thirty (30) days of approval of the Board of Directors following the Closing and (ii) thereafter prior to the end of the first calendar month of each fiscal year, a budget/operating forecast for each fiscal year of the Company, which budget/operating forecast will be approved by the Board of Directors.

         For so long as an Investor is eligible to receive reports under this
Section 6.1, the Company will permit each Investor to inspect at the Investor's expense any of the properties or books and records of the Company, to make copies of extracts from such books and records and to discuss the affairs and condition of the Company with representatives of the Company, all to such reasonable extent and at such reasonable times and intervals as such Investor may reasonably request. If the Investor is a person or entity other than the Investor that is the signatory to this Agreement, the right to inspect the properties or books or records of the Company granted under this Section 6.1 may be exercised only with the consent of the Company, which consent will not be unreasonably withheld. Any Investor who exercises the right to inspection must, unless otherwise required by law, at the request of the Company, sign an agreement to hold in confidence any confidential information about the Company received as a result of such inspection under circumstances indicating the confidentiality of such information until the Company has publicly disclosed such information or until disclosure is required by law or by court order. The rights granted to any Investor under this Section 6.1 will continue until the Company has commenced filing periodic reports with the Commission pursuant to the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and will then be suspended, subject to resumption if the Company should thereafter cease filing such reports.

         6.2 SBA Information. The Company, within twenty (20) days after an Investor shall have made a request therefor, shall furnish to such Investor in writing all information reasonably available to the Company which the Investor shall request with respect to the Company or any firm or corporation in which the Company may from time to time have or have had any interest, which is needed in connection with the preparation of SBA Form 468 or any other report the Investor may be required to make to any governmental agency or regulatory authority in connection with its purchase or ownership of the Preferred Shares or Common Stock issued upon conversion of the Preferred Shares.

         6.3 Insurance. From and after the Closing, the Company shall maintain such insurance with coverages and in the amounts as the Company shall reasonably determine to be necessary and appropriate to protect the assets of the Company.

         6.4 Negative Covenants. Until the occurrence of a Qualified Public Offering (as defined in Article Four, Section C, subsection 4(b)(i) of the Company's Articles of Incorporation), the Company shall not, without the prior written consent of the holders of at least sixty-six and two-thirds percent (66 - 2/3%) of the then outstanding Preferred Shares and Conversion
Shares:

                 (a) except as provided in the Articles of Amendment, declare or pay any dividends on the Common Stock;

                 (b) repurchase or redeem any shares of Common Stock except as provided in Schedule 6.3 attached hereto;

                 (c) make any loans or advances to employees or consultants of the Company, other than in the ordinary course of business as part of travel advances or salary advances, and other than loans to employees or consultants of the Company approved by the Board of Directors in amounts not to exceed $5,000 per individual or $50,000 in the aggregate at any time;

                 (d) enter into any guaranty arrangement, or mortgage or pledge, or create a security interest in, or permit any subsidiary to mortgage, pledge or create a security interest in, all or substantially all of the assets of the Company or such subsidiary, other than a guaranty arrangement or a security interest in the assets of the Company or such subsidiary as part of
(i) financing obtained from a national or state chartered bank or from regular commercial financing sources for accounts receivable or (ii) any security interest related to a lease or financing of equipment by the Company;

                 (e) merge or consolidate, or enter into any agreement to merge or acquire, any other corporation, partnership or other business entity into the Company, or acquire, or enter into any agreement to acquire, substantially all the stock or assets of another corporation, partnership or other business entity in any transaction or series of transactions which in the aggregate exceed $1,000,000;

                 (f) enter into a line of business that materially differs from the current business of the Company, which currently consists of providing mobile surgical services to physicians offices and other alternative outpatient settings (the "Business"); or

                 (g) sell or otherwise dispose of all or substantially all of the assets of the Company, or merge or consolidate the Company with or into any other corporation or corporations, except pursuant to a Qualified Sale.
For purposes of this Agreement, a "Qualified Sale" shall mean a transaction in which the proceeds payable to the Investors for each of the

Preferred Shares is greater than or equal to the following amounts, plus all accrued and unpaid dividends:

          DATE                                               PER SHARE PROCEEDS
          ----                                               ------------------

      July 1, 1995 through June 30, 1996                          $ 9.00

      July 1, 1996 through June 30, 1997                          $11.00

      July 1, 1997 through June 30, 1998                          $13.00

         6.5 SBA Repurchase Obligation. If the Company uses the proceeds received from the sale of the Preferred Shares in violation of the rules and regulations promulgated by the Small Business Administration (the "SBA"), it shall give each Investor who is either a small business investment corporation or a small business investment partnership, as defined by the rules and regulations promulgated by the SBA (a "SBIC Purchaser"), the right in its sole and absolute discretion to demand (regardless of the number of Preferred Shares then held by such Investor), upon 30 days' notice, that the Company repurchase, at the price paid hereunder by such SBIC Purchaser to the Company, all of the Preferred Shares purchased by such SBIC Purchaser hereunder; provided, however, that if on the date specified for repurchase in such notice, the Company shall not have sufficient funds legally available for such repurchase, the Company shall repurchase a pro rata portion of each such SBIC Purchaser's Preferred Shares out of funds legally available therefor and shall repurchase the remaining Preferred Shares of such holders as soon as practicable after the Company has funds legally available therefor. All amounts due hereunder shall be paid to such SBIC Purchaser by certified check, cashier's check or wire transfer in immediately available funds. In the event any Preferred Shares are repurchased by the Company hereunder, the stock certificates evidencing said shares shall be surrendered by such SBIC Purchaser to the Company and canceled by the Company. Notwithstanding the foregoing, to the extent that SBA regulations permit the Company to cure any default under this Section 6.5, the Company may cure such default prior to the expiration of the 30- day notice period above, and in such case the rights of such SBIC Purchaser under this
Section 6.5 shall cease with respect to such default. Any such cure shall in no way be deemed to limit such SBIC Purchaser's right under this Section 6.5 with respect to any subsequent default. Nothing in this Section 6.5 shall be construed to restrict or otherwise limit such SBIC Purchaser's rights to seek all other remedies available to it as provided hereunder, or at law or in equity, including the remedy of specific performance. The provisions of this
Section 6.5 shall expire upon evidence satisfactory to such SBIC Purchaser that the Company has utilized the proceeds received pursuant to this Agreement in a manner that is consistent with their use reported to the SBA on SBA Form 1031.

                                   SECTION 7

                           COVENANTS OF THE INVESTORS

         7.1 Confidential Information. Each Investor acknowledges that during the course of evaluating the Company and the Business, it has had access to, and will in the future continue to receive, or otherwise have access to, confidential and proprietary information regarding the Company and the Business. Each Investor hereby agrees not to disclose, and to use its reasonable best efforts to cause its Affiliates not to disclose, to any person, and not to use for its own account, any such information, or any information regarding the Company or the Business which such Investor hereafter comes to possess and which such Investor knows or has reason to believe is confidential, without the prior express written consent of the Company unless and to the extent that such information (a) becomes generally known to and available for use by the public other than as a result of the breach of this Section 7.1, (b) is required to be disclosed by law, court order or similar legal compulsion (in which case the person being so compelled will promptly notify the Company of such disclosure and the extent of such disclosure) or (c) was known by such Investor or its Affiliates prior to its disclosure to such Investor or its Affiliates by the Company. As used herein, an "Affiliate" of any Investor means any person who, either directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Investor. Notwithstanding anything to the contrary contained in this
Section 7.1, each Investor shall be entitled to provide summaries of the financial and related information of the type currently provided to such Investor's limited partners and/or shareholders in the ordinary course of reporting to such persons.

                                   SECTION 8

                              REGISTRATION RIGHTS

         8.1 Optional Registrations. If the Company decides to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act (other than a registration solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission (the "Commission") is applicable), the Company will promptly give written notice to the Investors, and the Company will use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities (as defined in Section 8.4) which the Investors request be included in such registration by a written notice delivered to the Company within thirty (30) days after the notice given by the Company subject to such Investor's accepting the terms of the underwriters, including the initial public offering price and the discounts and commissions, as agreed upon by the Company and the managing underwriter selected by it.

         If the registration involves an underwritten public offering, the Company will not be required to register Registrable Securities in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering. If any Registrable

Securities are not included for this reason, the Company will permit the Investors who have requested participation to include all shares requested to be included in the registration on a pro rata basis, based upon Common Stock owned or obtainable by such holder.

         If the Company elects to terminate any registration filed under this
Section 8.1, the Company will have no obligation to register the securities sought to be included by the Investors in such registration. For each registration and offering effected pursuant to this Section 8.1, all expenses of the registration and offering (excluding all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by such Investors) and the reasonable fees and expenses of one (1) independent counsel for the Investors will be borne by the Company.

         8.2 Required Registrations. If one or more of the Investors holding at least a forty percent (40%) of the Conversion Shares notifies the Company in writing that such Investor(s) intend to offer for public sale at least forty- five percent (45%) of the shares of Common Stock issued or issuable upon conversion of the Preferred Shares, the Company will notify all of the Investors of its receipt of such notification. Upon the written request of any Investor delivered to the Company within fifteen (15) days after delivery from the Company of such notification, the Company will use its best efforts to cause the Registrable Securities as may be requested by any Investors (including the Investor(s) giving the initial notice) to be included in a registration statement under the Securities Act. All expenses of the first registration pursuant to this Section 8.2 and the reasonable fees and expenses of one (1) independent counsel for the Investors will be borne by the Company (excluding all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by such Investor). The Investors will bear their pro rata share (based upon the securities included in the registration) of reasonable fees and expenses associated with any subsequent registration pursuant to this Section 8.2. The Company will not be required to file more than two (2) registration statements pursuant to this
Section 8.2, and will not be required to file any registrations under this section until the earlier of (a) December 31, 1996, or (b) six (6) months following the date the Company files a registration statement under the Securities Act. This Section 8.2 will not apply to requests for registration on Form S-3 (or successor form) which will be governed by Section 8.3.

         8.3 Form S-3. Once the Company is eligible to effect a registration of its securities under Form S-3 (or a successor form), the Investors will have the right to request, and the Company shall use its best efforts to effect, registrations of shares of their Registrable Securities on Form S-3 (but no more than one such registration during any one fiscal year) as long as (a) Investor(s) holding at least twenty-five percent (25%) of the then outstanding Conversion Shares notify the Company of their desire to register at least ten percent (10%) of the outstanding Conversion Shares and (b) the aggregate proposed offering price (based upon the current market price of the Common Stock) is not less than $500,000.00 for each registration.

         The Company will give notice to all Investors of the request for registration pursuant to this Section 8.3. Upon written request of any Investor delivered to the Company within fifteen

(15) days after delivery from the Company of such notification, the Company will use all reasonable efforts to cause the registration of all shares of Registrable Securities on Form S-3 or such successor form to the extent requested by the Investor(s). All expenses incurred in connection with the registrations requested pursuant to this Section 8.3, including the reasonable fees and expenses of one (1) independent counsel for the selling Investor(s), will be borne by the Company (excluding all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by such Investor).

         8.4 Registrable Securities. For the purposes of this Section 8, the term "Registrable Securities" will mean any shares of Common Stock held by the Investors or issuable upon conversion of Preferred Shares, and any other shares or equity securities distributable on, with respect to, or in substitution for such Registrable Securities, except for those that have been sold or transferred pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

         8.5 Procedure for Registration. Whenever the Company is required under this Agreement to register Common Stock, it agrees to do the following:

                 (a) Use all reasonable efforts to prepare promptly for filing with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus as may be necessary to declare or keep the registration statement effective and to comply with the provisions of the Securities Act for the period necessary to complete the proposed public offering, but not more than 180 days;

                 (b) Furnish to each selling Investor such copies of each preliminary and final prospectus and such other documents as such Investor may reasonably request to facilitate the public offering of his Common Stock;

                 (c) Enter into any underwriting agreement with provisions reasonably required by the proposed underwriter for the selling Investor(s), if any;

                 (d) Use all reasonable efforts to register or qualify the Common Stock covered by the registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Investor(s) may reasonably request, although the Company will not have to register in any states that require it to qualify to do business or subject itself to general service of process, and for a registration under Section 8.1, the Company will not be required to register in more states than is necessary to permit the sale of the securities; and

                 (e) The Company is not required to file a registration statement within ninety (90) days following the effective date of any other registration statement initiated by the Company. The Company may postpone the filing of any registration statement required under Sections 8.2 or 8.3 for a reasonable period of time, not to exceed ninety (90) days, if the Company has been advised by legal counsel that such filing would require the disclosure of a material fact, and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company.

         8.6 Indemnification. Subject to applicable law, the Company will indemnify each Investor holding Registrable Securities included in the registration statement, and each person controlling any of them, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue or allegedly untrue statement of a material fact contained in the registration statement, or any omission or alleged omission to state a material fact required to be stated in the registration statement or necessary to make the statements not misleading, or arising out of any violation by the Company of the Securities Act, any state securities or "blue-sky" laws or any applicable rule or regulation. This indemnification will not apply to any claims, losses, damages or liabilities to the extent they arise out of or are based upon an untrue statement or omission based upon information furnished in writing to the Company by such Investor, or controlling person, respectively, expressly for use in the registration statement. With respect to such untrue statement or omission in the information furnished in writing to the Company by such Investor, such person will indemnify the underwriters, the Company, its directors and officers, the other persons selling securities under the registration statement and each person controlling any of them against any losses, claims, damages, expenses or liabilities to which any of them may become subject as a result of such untrue statement or omission (including those incurred in connection with investigating or defending against such claims).

         8.7 Rule 144 Requirements. If the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, the Company will use all reasonable efforts to file with the Commission such information as the Commission may require and will use all reasonable efforts to make available Rule 144 under the Securities Act (or any successor exemptive rule).

         8.8 Obligations in a Registration. Any Investor included in any registration agrees to furnish such information regarding such person and the securities sought to be registered as the Company may reasonably request in connection with the registration, qualification or compliance. If the registration involves an underwriter, such Investor agrees, upon the request of such underwriter, not to sell any unregistered securities of the Company for a period of ten (10) days prior to or ninety (90) days following the effective date of the registration statement for such offering.

         8.9 Limitations on Subsequent Registration Rights. After the date hereof, the Company will not, without the prior written consent of Investors representing at least a majority of the Preferred Shares and Conversion Shares, taken together as a class, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either the date set forth in Section 8.2, or within ninety (90) days of the effective date of any registration effective pursuant to Section 8.2, or (b) that would allow any such holder or prospective holder to have greater rights than the Investors under Section 8.1 or 8.3.

                                   SECTION 9

                                    DEFAULT

         9.1 Events of Default. Each of the following events shall be an Event of Default hereunder:

                 (a) If the Company shall default in the performance of or compliance with any of its respective covenants contained in this Agreement or any covenant regarding the Investors' rights under the Shareholders' Agreement or any obligations of the Company to holders of Preferred Shares under the terms of the Articles of Amendment, and such default shall not have been remedied within thirty (30) days after written notice thereof shall have been given to the Company, as applicable, by one or more of the holders of the Preferred Shares and/or Conversion Shares;

                 (b) If any material representation or warranty made in writing by or on behalf of the Company herein or pursuant hereto or otherwise in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made and the effect of falsity or incorrectness shall not have been remedied within thirty (30) days after written notice thereof shall have been given to the Company by one or more holders of a majority of the then issued and outstanding Preferred Shares and/or Conversion Shares; provided, however, that such notice and cure period shall only be applicable if such falsity or incorrectness is capable of being remedied within such period; and

                 (c) If the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceedings, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or if the Company or its directors or the majority shareholders shall take any action looking to the dissolution or liquidation of the Company.

         9.2 Remedies on Default. In case any one or more Events of Default or the breach of any other agreement or covenant contained herein shall occur and be continuing, the holder of any Preferred Share and/or Conversion Share may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other documents executed pursuant to the transactions contemplated herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. The Company acknowledges that any breach or violation of the representations and covenants contained in this Agreement or the Shareholders' Agreement will cause substantial damages and irreparable harm to the Investors, and that the remedy at law for such breach will be inadequate. In the event of any breach of this Agreement or the Shareholders' Agreement, the Investors will be entitled to actual damages and temporary and permanent injunctive relief to prevent the breach or further breach or violation of any provisions of this Agreement or the Shareholders' Agreement, without the necessity of proving actual damages.

         If any holder of any Preferred Share and/or Conversion Share shall give any notice or take any other action in respect of a claimed default, the Company shall forthwith give written notice thereof to all other holders of the Preferred Shares and/or Conversion Shares at the time outstanding describing the notice or action and the nature of the claimed default. No course of dealing and no delay on the part of any holder of any Preferred Shares and/or Conversion Shares in exercising any right shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies now or hereafter available by law, in equity, by statute or otherwise.

                                   SECTION 10

                                 Miscellaneous

         10.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas.

         10.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by an Investor and the closing of the transactions contemplated hereby; notwithstanding, however, that the representations and warranties contained in Section 2 shall survive only for a period of two (2) years after the Closing Date. Notwithstanding anything herein to the contrary, no Investor may recover damages for any breach of any representation, warranty or covenant of the Company in this Agreement and the documents related hereto if such Investor had actual knowledge of the facts and circumstances giving rise to such claim prior to the Closing.

         10.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         10.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto (including those contained in the Exhibits and Schedules) at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the holders of at least a majority in interest of the then outstanding Preferred Shares and/or Conversion Shares, taken as a whole.

         10.5 Notices and Demands. Any notice or demand which is required will be deemed to have been sufficiently received (except as otherwise provided) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or one (1) day after sent by overnight delivery providing receipt of delivery, to the following addresses: if to the Company at the address as shown on the signature page of this Agreement, or at any other address designated by the Company to each of the Investors in writing; if to an Investor, at its mailing address as shown on Exhibit A, or at any other address designated by such Investor to the Company in writing.

         10.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of a Preferred Share or a Conversion Share, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of a Preferred Share or a Conversion Share of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or the other agreements executed in furtherance of the transactions contemplated hereunder, by law or otherwise afforded to any party, shall be cumulative and not alternative.

         10.7 Expenses. The Company and each Investor agrees to pay its own respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby; provided, however, that the Company agrees to pay, up to a maximum of $10,000, the legal fees and expenses of one legal counsel to the Investors.

         10.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect, and the invalid or unenforceable provision shall be modified to the extent necessary to make it valid and enforceable; provided that no such modification shall be effective if it materially changes the economic benefit of this Agreement to any party.

         10.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         This Agreement is hereby executed as of the date first above written.

                                COMPANY:

                                MEDICAL ALLIANCE, INC.


                                By: /s/ Paul Herchman
                                    -------------------------------------------
                                        Paul Herchman, President

                                Address: 8200 Springwood Drive, Suite 200
                                         Irving, Texas  75063

                                INVESTORS:
                                ---------

                                SATANA CORPORATION


                                By: /s/ Morris G. Moreland
                                Its:
                                    -------------------------------------------

                                MAPLELEAF CAPITAL, LTD.


                                By: /s/ James Silcock
                                    -------------------------------------------
                                Its:
                                    -------------------------------------------

                                SUNWESTERN INVESTMENT FUND III


                                By: /s/ James Silcock
                                    -------------------------------------------
                                Its:
                                    -------------------------------------------

                                SUNWESTERN CAYMAN 1988 PARTNERS


                                By: /s/ James Silcock
                                    -------------------------------------------

                                Its:
                                    -------------------------------------------

                                MONTGOMERY JESSUP & COMPANY L.L.P.
                                PROFIT SHARING PLAN F.B.O.
                                THOMAS A. MONTGOMERY


                                By: /s/ THOMAS A. MONTGOMERY
                                    -------------------------------------------
                                        Thomas A. Montgomery
                                Its:
                                    -------------------------------------------


                                DLJSC F.B.O. MICHAEL WALLACE, IRA


                                By: /s/ MICHAEL WALLACE
                                    -------------------------------------------
                                        Michael Wallace
                                Its:
                                    -------------------------------------------



                                 /s/ MORRIS MORELAND
                                 ----------------------------------------------
                                     Morris Moreland


                                 /s/ SID BONNER
                                 ----------------------------------------------
                                     Sid Bonner


                                 /s/ CLYDE HUTCHINSON
                                 ----------------------------------------------
                                     Clyde Hutchinson


                                 /s/ MARC JOHNSON
                                 ----------------------------------------------
                                     Marc Johnson


                                 /s/ THOMAS A. MONTGOMERY
                                 ----------------------------------------------
                                     Thomas A. Montgomery


                                 /s/ HAZELLE BLAIR
                                 ----------------------------------------------
                                     Hazelle Blair


                                 /s/ LLOYD JONES
                                 ----------------------------------------------
                                     Lloyd Jones

                                /s/ BART TUCKER
                                -----------------------------------------------
                                    Bart Tucker


                                /s/ JAY FARRIS
                                -----------------------------------------------
                                    Jay Farris


                                /s/ KEVIN O'BRIEN
                                -----------------------------------------------
                                    Kevin O'Brien

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS

                                            Jurisdiction Where             Purchase Price
                                              Organized and                 of Series B
                                             Principal Place                Convertible                   Number of
          Name and Address                     of Business                Preferred Stock                   Shares
          ----------------                  ------------------            ---------------                 ---------
 Satana Corporation                                                            $4.00                       159,662
 Plaza Two, Suite 102
 Amarillo, Texas  79101
 Attn: Morris Moreland

 Mapleleaf Capital, Ltd.                                                       $4.00                        35,985
 12221 Merit Drive
 Dallas, Texas  75251
 Attn: Jim Silcock

 Sunwestern Investment Fund III                                                $4.00                        64,839
 12221 Merit Drive
 Dallas, Texas  75251
 Attn: Jim Silcock

 Sunwestern Cayman 1988 Partners                                               $4.00                        70,243
 12221 Merit Drive
 Dallas, Texas  75251
 Attn: Jim Silcock

 Montgomery Jessup & Company                                                   $4.00                        10,000
 L.L.P. Profit Sharing Plan
 F.B.O. Thomas A. Montgomery
 5220 Spring Valley, Suite 600
 Dallas, Texas  75240

 Morris Moreland                                                               $4.00                        4,000
 Amarillo National Plaza Two
 Amarillo, Texas  79101
 Attn: Morris Moreland

 DLJSC F.B.O. Michael Wallace,                                                 $4.00                        3,750
 IRA
 2010 Warrior
 Lewisville, Texas  75067

 Sid Bonner                                                                    $4.00                        3,071
 4925 Greenville Avenue, Suite
 1105
 Dallas, Texas  75206

 Clyde Hutchinson                                                              $4.00                        2,000
 1469 Schwartz Meadow Drive
 O'Fallon, Illinois  62269

 Marc Johnson                                                                  $4.00                        2,000
 800 Bell Room 1859
 Houston, Texas  77002

 Thomas A. Montgomery                                                          $4.00                        2,500
 5220 Spring Valley, Suite 600
 Dallas, Texas  75240

 Hazelle Blair                                                                 $4.00                        1,000
 1508 Ben Drive
 Irving, Texas  75061

 Lloyd Jones                                                                   $4.00                        1,000
 4301 Hidden Creek
 Arlington, Texas  76016

 Bart Tucker                                                                   $4.00                        1,000
 P.O. Box 9320
 Fort Worth, Texas  76147

 Jay Farris                                                                    $4.00                         750
 1004 Meadow Creek Drive #3122
 Irving, Texas  75038

 Kevin O'Brien                                                                 $4.00                         700
 621 Stone Canyon Drive
 Irving, Texas  75063





                                                              Exhibit A - Page 1

                              DISCLOSURE SCHEDULES


         These Disclosure Schedules are delivered in connection with the Series B Convertible Preferred Stock Purchase Agreement dated as of November 17, 1995, by and among Medical Alliance, Inc. and certain investors listed therein (the "Agreement"). Sections listed below correspond to Sections in the Agreement. Items disclosed for any Section may be applicable to other Sections set forth herein and are deemed to be disclosed for all purposes of the Agreement.

                        NOVEMBER 1995 EQUITY TRANSACTION




SCHEDULE 2.1
Pending States for Foreign Corporation Qualification

Maryland

SCHEDULE 2.3
Subsidiaries and Equity Investments

Wholly owned subsidiaries
(1)      Physicians Marketing Services, Inc.
(2)      Safety Compliance Services, Inc.

SCHEDULE 2.4
Shareholder Listing

MEDICAL ALLIANCE, INC.
Shareholder/Option Holder Listing
Post Funding November 17, 1995


                          Existing                               Existing         O/S       Fully          Diluted      Employee
                           Common       Existing Conv/Pref       Conv/Pref      Options    Diluted       Percent of      Stock &
      Shareholders         Shares           "A" Shares          "B" Shares     Warrants     Shares        Ownership      Options
- ----------------------    --------      ------------------      ----------     --------    ---------     -----------    ----------
 Blair, H.                  7,420                                  1,000                     8,420            0.28%

 Block, G.                 24,200                                                           24,200            0.81%

 Bonner, S.                16,000                                  3,071                    19,071            0.64%

 Buford, F.                     0                                                                0            0.00%

 Dax, J.                        0                                                                0            0.00%

 Ennix, R.                  5,000                                                            5,000            0.17%

 Farris, J.                 7,710                                    750        53,500      61,960            2.07%       61,960

 Herchman, P.             336,358                                               67,000     403,358           13.49%      403,358

 Higgins, J.               75,590                                                           75,590            2.53%

 Hutchinson, C.             9,500                                  2,000        48,500      60,000            2.01%       60,000

 Jenkins, E.               20,000                                                           20,000            0.67%

 Jenkins, J.                5,760                                                            5,760            0.19%

 Jessup, R.                18,130                                                6,000      24,130            0.81%

 Johnson, M.               44,590                                  2,000        21,840      68,430            2.29%

 Jones, L.                  2,000                                  1,000                     3,000            0.10%

 Kallenberger, D.         106,000                                               17,000     123,000            4.11%

 Mason, G.                 20,140                                                           20,140            0.67%

 Mason, R.                  4,170                                                            4,170            0.14%

 Mason, Romie              11,320                                                           11,320            0.38%

 Montgomery, T.           103,450                                               16,000     119,450            3.99%

 Moreland, M.              38,430                                  4,000                    42,430            1.42%

 O'Brien, K.               20,000                                    700       106,000     126,700            4.24%      126,700

 Lopez, Leo                     0                                                1,000       1,000            0.03%

 O'Brien, T.                    0                                                                0            0.00%

 Pritzker, L.              49,540                                                2,000      51,540            1.72%

 Reed, S.                  20,140                                                           20,140            0.67%

 Shrader, J.               30,590                                                7,500      38,090            1.27%

 Stover, W.                34,062                                                           34,062            1.14%

 Taylor, E.                78,750                                                           78,750            2.63%

 Willbanks, M.             74,590                                                           74,590            2.49%

 Currie, H.                10,000                                                           10,000            0.33%

 Dahlson, A.                5,000                                                            5,000            0.17%

 Tucker, B.                 2,000                                  1,000                     3,000            0.10%

 Levecchio, T.              5,000                                                            5,000            0.17%

 Purvis, F.                     0                                                                0            0.00%

 James, J.                  5,000                                                            5,000            0.17%        5,000

 Wallace, M.                6,650                                  3,750        53,500      63,900            2.14%       63,900

 Hruza, G.                  3,750                                                            3,750            0.13%

 Seifert, J.                3,750                                                            3,750            0.13%

 Mckinney, S.               3,750                                                            3,750            0.13%

                                                                                                 0

 Carrol, S.                                                                     16,000      16,000            0.54%       16,000

 Rubino, M.                                                                     16,000      16,000            0.54%       16,000

 Burks, S.                                                                       1,500       1,500            0.05%

 Montgomery, T.                                                   12,500         3,300      15,800            0.53%

 Schlehr, A.                                                                    16,000      16,000            0.54%       16,000

 Twomey, J.                                                                     16,000      16,000            0.54%       16,000

 Stephens, C.               1,400                                                    0       1,400            0.05%        1,400

 Saya, L.                                                                        5,500       5,500            0.18%        5,500

 DeLozier, K.                                                                    3,500       3,500            0.12%        3,500

 Alarcon, M.                                                                     3,000       3,000            0.10%        3,000

 Eyerson, L.                                                                    16,000      16,000            0.54%       16,000

 Arnold, C.                                                                        500         500            0.02%          500

 Harrington, J.                                                                  3,000       3,000            0.10%        3,000

 Armentor, T.                                                                      500         500            0.02%          500

SCHEDULE 2.6
Subsequent Material Adverse Changes

There are none.

SCHEDULE 2.7
Debt Instruments as of August 31, 1995

(1)      L.T. Barton Insurance
(2)      Nations Bank
(3)      Capital Leases
         (a)     DVI (5)
         (b)     Continuum Boimedical (1)
         (c)     Pacifica Finance (1)
         (d)     Unimedix (1)
         (e)     AT&T (1)
         (f)     Dr. Bond (1)

SCHEDULE 2.8
Incumbrances of Assets

None

SCHEDULE 2.11
Employment Agreements

MAI has employment agreements with the following employees:

  1.       Paul Herchman                  40.     Todd Miller
  2.       Mike Wallace                   41.     Tyler Morris
  3.       Kevin O'Brien                  42.     Brett Moss
  4.       Mark Novy                      43.     Larry Pilcher
  5.       John Garry                     44.     Rob Pupelis
  6.       Lori Saya                      45.     Chace Rawls
  7.       Dave Acosta                    46.     Mark Rubino
  8.       Steven Anderson                47.     David Schaefer
  9.       Eric Ankenbrand                48.     Andy Schlehr
  10.      David Bell                     49.     Patrick Sheehy
  11.      Brant Booker                   50.     John Sigman
  12.      Todd Brading                   51.     David Skie
  13.      Thomas Brady                   52.     Paul Sommer
  14.      Scott Carroll                  53.     Kip Thompson
  15.      Craig Cartland                 54.     Chuck Tingley
  16.      Robbie Copeland                55.     Andy Touchette
  17.      Brian Cumpton                  56.     Tod Turbyfill
  18.      Greg Cromer                    57.     John Twomey
  19.      Sam Decker                     58.     Rod Wright
  20.      Kent DeLozier
  21.      Jefferey Denney
  22.      Edwin Etheridge
  23.      Lance Everson
  24.      Jay Ferris
  25.      Damon Faulkner
  26.      Matt Gasque
  27.      David Gill
  28.      Todd Graef
  29.      John Garberlen
  30.      Jonathan Harrington
  31.      Brian Hennessey
  32.      Matt Hurley
  33.      Clyde Hutchinson
  34.      Mark Jarboe
  35.      Eric Juengerman
  36.      Chris Keinsella
  37.      Brian Lohr
  38.      Joseph McLaughlin
  39.      Leah McMullan

SCHEDULE 2.12
Registration Rights

None

SCHEDULE  2.14
Operating Leases

                                         Monthly Payment        Term                     Payments Remaining
                                         ---------------        ----                     ------------------
 (1)     Continuum Biomedical            $11,000                Month to Month                $11,000.00

 (2)     Coherent                        Varies                 Month to Month

 (3)     Cabot Medical                   Varies                 Month to Month

 (4)     American Business Credits       $1,500-$2,000          Month to Month

 (5)     Hinsdale Management             $329.25                25 Months                       6,255.75

 (6)     Park Avenue of Wayzata          $210.00                12 Months                       1,050.00

 (7)     Centerco Properties             $240.00                12 Months                       1,440.00

 (8)     S & R Multi Services            $275.00                12 Months                       1,650.00

 (9)     Resource Realty                 $334.08                12 Months                       2,004.48

 (10)    Reed Hartman                    $185.00                Month to Month

 (11)    Rico Partnership                $378.65                36 Months                      11,738.15

 (12)    Jam Enterprises                 $395.00                12 Months                       2,765.00

 (13)    Colonial Self Storage           $135.00                Month to Month

 (14)    Integrated Security Systems     $2,500.00              50 Month                       70,000.00

Note:    Coherent         The lease agreement with Coherent states that Medical
                          Alliance pays Coherent a monthly amount equal to 40% of the Ultrapulse gross revenues for that market up to $15,000 of Untrapulse revenues. Any revenues in excess of $15,000 will be calculated at a 20% rate.

         Cabot The lease agreement with Cabot states that Medical Alliance pays Cabot a per procedure rental ranging from $50 to 120 per case.

SCHEDULE 2.15
Material Contracts and Commitments

(1)      Coherent
(2)      Optomed
(3)      Cabot/Ciron

SCHEDULE 2.18
Insurance Policies

 Type of Insurance                   Name of Insurer
 -----------------                   ---------------
 Property (Inland Marine)            ITT Hartford

 Workers' Compensation               ITT Hartford

 Auto Insurance                      ITT Hartford

 Professional/General Liability      Shubb Group Insurance

 Life Insurance on Officers          CNA Life & Manhattan Life

SCHEDULE 2.20
Use of Proceeds


 Implement current same store plan                             $500,000

 Complete roll out of West Coast                                300,000

 Salaries and expenses for new hires                            150,000

 Open Canadian market (Toronto) in late 1995                    125,000

 Officer Loan                                                    60,000

 Payment of Series A Preferred Dividend                          87,000

 Quality improvements to Operations, Promotions, Etc.           228,000
                                                             ----------
                                                             $1,450,000
                                                             ==========

SCHEDULE 2.24
Additional Disclosures

None